FIRST TRUST EXCHANGE-TRADED ALPHADEX(R) FUND II
                              AMENDED AND RESTATED
        ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL
                    INTEREST (EFFECTIVE AS OF JUNE 16, 2015)

      WHEREAS, pursuant to Section 4.9 of the Declaration of Trust dated December 3, 2010 (the "Declaration"), of First Trust Exchange-Traded AlphaDEX(R) Fund II, a Massachusetts business trust (the "Trust"), the initial Trustee of the Trust divided the Shares of the Trust into nine series of shares of beneficial interests in the Trust (each, a "Series") as of that same date as set forth on Schedule A to the Declaration: First Trust Developed Markets ex-US AlphaDEX(R) Fund, First Trust Emerging Markets AlphaDEX(R) Fund, First Trust Asia Pacific ex-Japan AlphaDEX(R) Fund, First Trust Europe AlphaDEX(R) Fund, First Trust Latin America AlphaDEX(R) Fund, First Trust Brazil AlphaDEX(R) Fund, First Trust China AlphaDEX(R) Fund, First Trust Japan AlphaDEX(R) Fund and First Trust South Korea AlphaDEX(R) Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 19th day of September, 2011, by a majority vote, designated ten additional series to be named First Trust Germany AlphaDEX(R) Fund, First Trust Canada AlphaDEX(R) Fund, First Trust Australia AlphaDEX(R) Fund, First Trust United Kingdom AlphaDEX(R) Fund, First Trust Taiwan AlphaDEX(R) Fund, First Trust Hong Kong AlphaDEX(R) Fund, First Trust Switzerland AlphaDEX(R) Fund, First Trust Global Commodity AlphaDEX(R) Fund, First Trust Emerging Markets Small Cap AlphaDEX(R) Fund and First Trust Developed Markets ex-US Small Cap AlphaDEX(R) Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 9th day of November, 2011, by a majority vote, designated an additional series to be named First Trust India AlphaDEX(R) Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 11th of March, 2012, by a majority vote, designated four additional series to be named First Trust Dividend AlphaDEX(R) Fund, First Trust International Dividend AlphaDEX(R) Fund, First Trust Emerging Markets Dividend AlphaDEX(R) Fund and First Trust Global Agriculture AlphaDEX(R) Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 16th of September, 2013, by a majority vote terminated the First Trust India AlphaDEX(R) Fund, First Trust Global Commodity AlphaDEX(R) Fund, First Trust Dividend AlphaDEX(R) Fund, First Trust International Dividend AlphaDEX(R) Fund, First Trust Emerging Markets Dividend AlphaDEX(R) Fund and First Trust Global Agriculture AlphaDEX(R) Fund; and

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust desire to amend and restate the Establishment and Designation of Series of Shares of Beneficial Interest in order to designate eleven additional series to be named First Trust Hedged Japan AlphaDEX(R) ETF, First Trust Hedged Eurozone AlphaDEX(R) ETF, First Trust Hedged Developed Markets ex-US AlphaDEX(R) ETF, First Trust Hedged Emerging Markets AlphaDEX(R) ETF, First Trust Hedged Germany AlphaDEX(R) ETF, First Trust Hedged Switzerland AlphaDEX(R) ETF, First

Trust Hedged United Kingdom AlphaDEX(R) ETF, First Trust Hedged Asia Pacific ex-Japan AlphaDEX(R) ETF, First Trust Hedged Latin America AlphaDEX(R) ETF, First Trust Hedged Brazil AlphaDEX(R) ETF and First Trust Hedged South Korea AlphaDEX(R) ETF.

      NOW THEREFORE, by vote of at least a majority of the Board of Trustees of the Trust, the Establishment and Designation of Series of Shares of Beneficial Interest is amended and restated in its entirety as follows:

      The following Series of the Trust are established and designated with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

             1.   First Trust Developed Markets ex-US AlphaDEX(R) Fund
             2.   First Trust Emerging Markets AlphaDEX(R) Fund
             3.   First Trust Asia Pacific ex-Japan AlphaDEX(R) Fund
             4.   First Trust Europe AlphaDEX(R) Fund
             5.   First Trust Latin America AlphaDEX(R) Fund
             6.   First Trust Brazil AlphaDEX(R) Fund
             7.   First Trust China AlphaDEX(R) Fund
             8.   First Trust Japan AlphaDEX(R) Fund
             9.   First Trust South Korea AlphaDEX(R) Fund
            10.   First Trust Germany AlphaDEX(R) Fund
            11.   First Trust Canada AlphaDEX(R) Fund
            12.   First Trust Australia AlphaDEX(R) Fund
            13.   First Trust United Kingdom AlphaDEX(R) Fund
            14.   First Trust Taiwan AlphaDEX(R) Fund
            15.   First Trust Hong Kong AlphaDEX(R) Fund
            16.   First Trust Switzerland AlphaDEX(R) Fund
            17.   First Trust Emerging Markets Small Cap AlphaDEX(R) Fund
            18.   First Trust Developed Markets ex-US Small Cap AlphaDEX(R) Fund
            19.   First Trust Hedged Japan AlphaDEX(R) ETF
            20.   First Trust Hedged Eurozone AlphaDEX(R) ETF
            21.   First Trust Hedged Developed Markets ex-US AlphaDEX(R) ETF
            22.   First Trust Hedged Emerging Markets AlphaDEX(R) ETF
            23.   First Trust Hedged Germany AlphaDEX(R) ETF
            24.   First Trust Hedged Switzerland AlphaDEX(R) ETF
            25.   First Trust Hedged United Kingdom AlphaDEX(R) ETF
            26.   First Trust Hedged Asia Pacific ex-Japan AlphaDEX(R) ETF
            27.   First Trust Hedged Latin America AlphaDEX(R) ETF
            28.   First Trust Hedged Brazil AlphaDEX(R) ETF
            29.   First Trust Hedged South Korea AlphaDEX(R) ETF

1. Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.


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


3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time ("Prospectus"). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.


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


      IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 16th day of June, 2015.

 /s/ W. Scott Jardine
------------------------------
W. Scott Jardine, Secretary


 STATE OF ILLINOIS           )
                             )  SS.
 COUNTY OF DUPAGE            )


      Then personally appeared the above-named person(s) who are known to me to be the Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series and who acknowledged the same to be his free act and deed, before me this 16th day of June, 2015.

                                               /s/ Rene Carne-Drogos
                                               ---------------------------------
                                               Notary Public
                                               My Commission Expires: 7/12/2016




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